UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 13, 2014

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 17, 2014, First Financial Northwest, Inc. (the “Company”) announced that its financial institution subsidiary, First Savings Bank Northwest (“Bank”), had received approval from the Federal Deposit Insurance Corporation (“FDIC”) for the payment of a $70.0 million special cash dividend to the Company, less any dividends paid by the Bank to the Company during the current fiscal year.  The payment of the special dividend will be used to support the operations of the Company consistent with its Business Plan; including expanding the Company’s stock repurchase program, the payment of cash dividends to shareholders, for other opportunities that may arise, and for ongoing operating expenses of the Company.  The FDIC requires the dividend payment to be made within 12 months of the approval.

The Bank currently maintains a capital position well in excess of regulatory minimums to be considered “Well-Capitalized” and its Board of Directors will determine the exact timing of the payment of the special cash dividend to the Company.

The news release announcing the approval from the FDIC for the payment of the special cash dividend is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: November 17, 2014	By: /s/Richard P. Jacobson
Richard P. Jacobson
Chief Financial Officer